Exhibit 21.1

List of Significant Subsidiaries and Variable Interest Entity of EPWK Holdings Ltd.

Significant Subsidiaries	Place of Incorporation
EPWK Group Limited	British Virgin Islands
EPWK Holdings Limited	Hong Kong
Yipinweike (Guangzhou) Network Technology Co., Ltd.	People’s Republic of China
EP Zhishang (Xiamen) Network Technology Co. Ltd.	People’s Republic of China

Variable Interest Entity and Its Subsidiaries	Place of Incorporation
Xiamen EPWK Network Technology Co., Ltd.	People’s Republic of China
Xiamen Yipinweike Network Information Co., Ltd.	People’s Republic of China
Xiamen Kutai Network Technology Co.,Ltd.	People’s Republic of China
Xiamen EPWK Investment Management Co., Ltd.	People’s Republic of China
Qi Zhi (Beijing) Certification Co., Ltd.	People’s Republic of China
Xiamen EPWK Zhibang Finance and Taxation Service Co., Ltd.	People’s Republic of China
Yipinhuicheng (Guangzhou) Network Technology Co., Ltd.	People’s Republic of China
Xiamen EPWK Yixing Business Incubator Management Co., Ltd.	People’s Republic of China
Xiamen EPWK Chuangke Incubator Management Co., Ltd.	People’s Republic of China
Xiamen EPWK Kutai Incubator Management Co., Ltd.	People’s Republic of China